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                                                                    Exhibit 3.17

                          CERTIFICATE OF INCORPORATION

                                       OF

                           GRAFF MARKETING CORP., INC.

FIRST:        The name of the corporation is

                           GRAFF MARKETING CORP., INC.

SECOND: Its Registered Office in the State of Delaware is to be located at 15 East North Street, Dover, Delaware 19901 in the County of Kent. The Registered Agent in charge thereof is Incorporating Services, Ltd.

THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is 1,500 shares without nominal or par value.

FIFTH:        The name and mailing address of the incorporator is as follows:
              Lenore K. Hodes 31 Stelton Road, PO Box 8276, Piscataway, N.J.
              08855

SIXTH: The directors shall have power to make and to alter or amend the By-Laws: to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of this corporation.

              With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the directors shall have authority to dispose, in any manner, of the whole property of this corporation.

              The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of this corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

              The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, accept as otherwise required by the laws of Delaware.

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              It is the intention that the objects, purposes and powers
              specified in the third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Certificate of Incorporation, but that the objects, purposes and powers specified in the third paragraph and in each of the clauses or paragraphs of this Charter shall be regarded as independent objects, purposes and powers.

              I, THE UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true; and I have accordingly hereunto set my hand.

              DATE: October 26, 1992

                                                /s/ Lenore K. Hodes
                                                --------------------------------
                                                Lenore K. Hodes

Filed by:     LEX II Services, Inc.
              31 Stelton Road
              PO Box 8276
              Piscataway, N.J. 08855

                                        2
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           GRAFF MARKETING CORP., INC.

               Pursuant to Section 242 of the General Corporation
                          Law of the State of Delaware

          The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

          FIRST:     The name of the corporation is GRAFF MARKETING CORP., INC.

          SECOND:    The amendment to the Certificate of Incorporation to be
effected hereby is as follows:

          Paragraphs FIRST & FOURTH of the Certificate of Incorporation, relating to the name and authorized shares of the corporation are amended to read as follows:

          FIRST:     The name of the corporation is GRAFF MARKETING CORPORATION.

          FOURTH:    The corporation shall be authorized to issue One Thousand
Five Hundred (1,500) Common Shares at $.01 Par Value.

          THIRD:     The amendment effected herein was authorized by the
affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH:    The capital of the corporation will not be reduced under or by reason of this amendment.

          IN WITNESS WHEREOF, we have hereunto set our hands and seal this 31st day of March, A.D. 1993.

                                              BY: /s/ Mark Graff
                                                  ------------------------------
                                                  Mark Graff, President

CORPORATE SEAL
                                              ATTEST: /s/ Leland H. Nolan
                                                      --------------------------
                                                      Leland H. Nolan, Secretary

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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

1.     The name of the corporation (hereinafter called the "corporation") is

              Graff Marketing Corporation

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 29, 1994.

                                              /s/ Elizabeth Dowd
                                              ----------------------------------
                                              Elizabeth Dowd, President

Attest:

/s/ Robert Ragusa
---------------------------------
Robert Ragusa, Secretary

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           GRAFF MARKETING CORPORATION

          The undersigned, J. Roger Faherty, being the Chief Executive Officer and President of GRAFF MARKETING CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("GCL"), does hereby certify as follows:

          FIRST: The following amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of GCL
Section 242, having been adopted pursuant to the written consent of the Corporation's sole stockholder.

          SECOND: The Corporation's Certificate of Incorporation has been amended as follows:

          Striking out the whole of Article FIRST as it now exists and inserting in lieu thereof a new Article FIRST, reading as follows:

          "FIRST: The name of the Corporation (the "Corporation") is Spice Direct, Inc."

          IN WITNESS WHEREOF, the undersigned, an officer of the Corporation, has duly executed this Certificate of Amendment on this 26 day of November, 1996.

                                              GRAFF MARKETING CORPORATION

                                              By: /s/ J. Roger Faherty
                                                  ------------------------------
                                              Name: J. Roger Faherty
                                              Title: Chairman

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

          SPICE DIRECT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

          The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

          The Board of Directors of Spice Direct, Inc. adopted the following resolution on July 29, 1999.

          Resolved, that the registered office of The Prentice-Hall Corporation System, Inc. in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

          IN WITNESS WHEREOF, Spice Direct, Inc. has caused this statement to be signed by Howard Shapiro, its Vice President and Secretary, this 3rd day of August, 1999.

                                              /s/ Howard Shapiro
                                              ----------------------------------
                                              Howard Shapiro
                                              Vice President and Secretary